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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): April 30, 1999


                           COLTEC INDUSTRIES INC
           (Exact name of registrant as specified in its charter)


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     Pennsylvania               1-7568                    13-1846375
   (State or other          (Commission File           (I.R.S. Employer
    jurisdiction                Number)                  Identication
  of incorporation)                                         Number)

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                             3 Coliseum Centre
                           2550 West Tyvola Road
                      Charlotte, North Carolina 28217
            (Address of principal executive offices) (Zip code)


     Registrant's telephone number, including area code: (704) 423-7000

                                    N/A

       (Former name or former address, if changed since last report)




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ITEM 5.   OTHER EVENTS

On April 30, 1999, the Honorable Allen Sharp, U.S. District Court Judge for the Northern District of Indiana, issued a preliminary injunction order (the "Order"), pursuant to which The B.F.Goodrich Company ("BFGoodrich") and Coltec Industries Inc ("Coltec"), together with their agents, employees, affiliates and successors, are enjoined from closing the proposed merger transaction (the Merger") between BFGoodrich and Coltec prior to final resolution on the merits of the AlliedSignal Litigation referred to below. Unless extended, the Order will expire at midnight on July 16, 1999. The Order relates to the lawsuit filed by AlliedSignal, Inc. on February 26, 1999 in the United States District Court for the Northern District of Indiana against Coltec, Menasco Aerospace Ltd, which is a subsidiary of Coltec, and BFGoodrich (the "AlliedSignal Litigation"). As previously disclosed, the AlliedSignal Litigation seeks to prevent the Merger. Judge Sharp has scheduled a hearing on the merits of the AlliedSignal Litigation for July 12, 1999. As previously disclosed, Coltec and BFGoodrich intend to vigorously defend the matters relating to the AlliedSignal Litigation; however, the outcome of these matters could delay or prevent the Merger.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements

     None.

(b)  Pro Forma Financial Information

     None.

(c)  Exhibits

     None.



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                                 SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COLTEC INDUSTRIES INC
                                   (Registrant)


Date:  May 4, 1999                  By:  /s/ Robert J. Tubbs
                                    --------------------
                                    Robert J. Tubbs
                                    Executive Vice President, General
                                    Counsel and Secretary